Exhibit (b)(i)

As of February 18, 2021

Citibank, N.A. - ADR Department

388 Greenwich Street

New York, New York 10013

Migration of Certain Affiliate Share Holdings to Hong Kong Register

Ladies and Gentlemen:

Reference is made to the (i) Deposit Agreement, dated as of September 24, 2014, as amended and supplemented from time to time (the “Deposit Agreement”), by and among Alibaba Group Holding Limited, a company organized under the laws of the Cayman Islands (the “Company”), Citibank, N.A., a national banking association (“Citibank”) organized and existing under the laws of the United States of America, as Depositary (the “ Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder, (ii) Letter Agreement (Listing of Alibaba Shares in Hong Kong), dated as of November 20, 2019 (the “HK Listing Letter Agreement”), by and between the Company and the Depositary, and (iii) Letter Agreement (Migration of Certain Affiliate Share Holdings to Hong Kong Register), dated as of August 21, 2020 (the “HK Migration Letter Agreement” and together with the HK Listing Letter Agreement, the “HK Register Agreements”), by and between the Company and the Depositary. All capitalized terms used, but not otherwise defined herein, shall have the meaning assigned thereto in the HK Register Agreements.

The HK Listing Agreement provides, inter alia, that the Company shall not permit any Shares that are “Restricted Securities” (as defined in the Deposit Agreement) to be transferred from registration on the Cayman Register to registration on the HK Register unless procedures satisfactory to the Company and the Depositary are in place to prevent such Shares from being deposited under the Deposit Agreement for the issuance of freely transferable ADSs.

The HK Migration Letter Agreement provides, inter alia, that some of the Company’s shareholders that are considered “Affiliates” (as defined in the Deposit Agreement and hereinafter used as so defined) of the Company are permitted to migrate some of their Shares (as defined in the Deposit Agreement and hereinafter used as so defined) from the Cayman Register to the HK Register and to introduce such Subject Shares into CCASS for credit to brokerage accounts to be established by the Affiliates with brokers that have CCASS - eligible accounts (directly or indirectly), subject to the Affiliates providing certain undertakings to the Company and the Depositary, and the Depositary implementing a deposit certification process for all deposits of Shares into the Company’s ADR program via CCASS.

The Company wishes to make available to certain Affiliates the ability to (i) transfer Shares from the Cayman Register to the HK Register and into CCASS in circumstances not contemplated in the HK Migration Letter, or (ii) receive Shares in CCASS upon cancellation of Restricted ADSs (as defined in the Deposit Agreement and hereinafter used as so defined) in a manner not contemplated in the HK Listing Letter Agreement, subject, in each case, to the limitations specified below.

The Company and the Depositary agree that (i) Shares may be migrated into CCASS by the Affiliates from the Cayman Register and (ii) Shares may be delivered by the Depositary from Shares held in custody at CCASS to Affiliates via CCASS upon cancellation of Restricted ADSs, in each case provided that the following procedures are implemented:

1.	The applicable Affiliate executes and delivers to the Company and the Depositary an Affiliate Shareholder Undertaking substantially in the form attached hereto as Attachment A (the “Affiliate Shareholder Undertaking”) prior to (i) the migration of the applicable Affiliate Shares to CCASS, or (ii) the release of Shares into CCASS upon cancellation of Restricted ADSs; and

2.	The Depositary maintains the deposit certification process for all deposits of Shares into the Company’s ADR program via CCASS (as contemplated in the HK Migration Letter Agreement); and

3.	Upon cancellation of Restricted ADSs and release of the corresponding Shares into CCASS the Depositary shall be authorized to transfer (and the Company hereby consents to a transfer of) a corresponding number of Shares from the Cayman Register into CCASS to be held in custody via CCASS in respect of the freely transferable ADSs then outstanding.

For avoidance of doubt, the Company agrees that (i) the Shares, once contributed to CCASS (upon the terms specified herein), shall for purposes of the Deposit Agreement and the HK Register Agreements be treated as HK Shares for which any deposit into the ADR program shall not require the prior consent of the Company, and (ii) in the event of any conflict between the terms of this Letter Agreement and any other letter agreement in respect of ADSs or Restricted ADSs that the Company and the Depositary have signed and delivered prior to the date hereof, the terms of this Letter Agreement shall prevail.

The Company and the Depositary acknowledge and agree that the indemnification provisions of Section 5.8 of the Deposit Agreement shall apply to the acts performed or omitted by the Depositary and the Custodian as contemplated by this Letter Agreement (even if such acts are performed or omitted in a manner that conflicts with the terms of the Deposit Agreement, the HK Register Agreements, or any related ADS or Restricted ADS letter agreement signed and delivered by the Company and the Depositary prior to the date hereof).

This Letter Agreement shall be interpreted in accordance with, and all the rights and obligations hereunder shall be governed by, the laws of the State of New York as applicable to contracts to be wholly performed within the State of New York. The terms of Section 7.6 of the Deposit Agreement shall apply to this Letter Agreement and the actions taken hereunder.

This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of such counterparts shall constitute the same agreement.

The Company and the Depositary have caused this Letter Agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

ALIBABA GROUP HOLDING LIMITED

By:	/s/ Timothy A. Steinert
Name: Timothy A. Steinert
Title: Company Secretary

CITIBANK, N.A.,
as Depositary

/s/ Hank Hui
Name: Hank Hui
Title: Director

Attachments

A - Form of Affiliate Shareholder Undertaking

ATTACHMENT A

AFFILIATE SHAREHOLDER UNDERTAKING

[       ], 2020

Citibank, N.A. - DR Services Department

388 Greenwich Street

New York, New York 10013

Attn: Account Management

Alibaba Group Holding Limited

c/o Alibaba Group Services Limited

26/F Tower One

Times Square

1 Matheson Street Causeway

Bay, Hong Kong Attn: Legal

Department

[Name of Affiliate]- Conversion to Hong Kone Shares

Dear Sirs,

Reference is hereby made to (i) the Deposit Agreement, dated as of September 24, 2014 and as amended and supplemented from time to time (as so amended and supplemented, the “Deposit Agreement” ), by and among Alibaba Group Holding Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”). Citibank, N.A., as Depositary (the “Depositary”), and the Holders and Beneficial Owners of American Depositary Shares (collectively, the “ADSs”) issued thereunder, and (ii) the Letter Agreement, dated as of November 20, 2019 (the “HK Letter Agreement”), by and between the Company and the Depositary, with respect to the transfer of certain Shares (as defined in the Deposit Agreement) that are Restricted Securities (as defined in the Deposit Agreement and hereinafter used as so defined) from the Cayman register of Shares (the “Cayman Register”) to the Hong Kong register of Shares (the “Hong Kong Register”). All capitalized terms used but not defined herein shall have the meaning given to such terms in the Deposit Agreement.

[Name of affiliate] (the “Shareholder”) intends to [transfer certain Shares (the “Subject Shares”) from the Cayman Register to the Hong Kong Register and dematerialize the Subject Shares into the Central Clearing and Settlement System of the Hong Kong Stock Exchange (“CCASS”)] / [cancel certain ADSs and withdraw the underlying Shares (the “Subject Shares”) from the Depositary’s account in the Central Clearing and Settlement System of the Hong Kong Stock Exchange (“CCASS”) to the Shareholder’s Hong Kong stock account]. The Shareholder understands that it is an Affiliate of the Company and that, as a result, any pledge, offer, sale or other transfer of any of its Shares (including any transfer to deposit Shares into the ADR program existing under the Deposit Agreement (the “ADR Program”)) is subject to limitations under the Securities Act and the Deposit Agreement.

In connection with [the transfer of the Subject Shares from the Cayman Register to the Hong Kong Register and the dematerialization of the Subject Shares in CCASS] / [the withdrawal of the Subject Shares from the Depositary’s account in CCASS to the Shareholder’s Hong Kong stock account] (the “Conversion”), the Shareholder hereby irrevocably agrees with, represents, warrants and covenants to, and for the benefit of, the Company and the Depositary as follows:

1.	The Shareholder is the beneficial owner of the Subject Shares and will continue to be the beneficial owner of the Subject Shares upon the Conversion.

2.	The Shareholder is a [person other than a] “U.S. person” (as defined in Regulation S (“Regulation S”)) under the Securities Act and is located outside the United States (as defined in Regulation S).

3.	The Shareholder will not offer to sell, sell or otherwise transfer the Subject Shares in a transaction or series of transactions constituting a “sale” for the purposes of Section 5 of the Securities Act except in transactions that (x) are either registered under the Securities Act or exempt from registration under the Securities Act, and (y) result in the Subject Shares not being Restricted Securities in the hands of the transferee beneficial owner. The Shareholder confirms, for the avoidance of doubt, that any Subject Shares offered, sold or otherwise transferred in a transaction or series of transactions constituting a “sale” for the purposes of Section 5 of the Securities Act that are subject in the hands of the transferee beneficial owner to any limitation on sale into the U.S. or to U.S. persons (e.g. under Rule 903 of Regulation S) shall be deemed Restricted Securities.

4.	Any pledge of the Subject Shares by the Shareholder (each, a “Pledge”) will provide that any transfer of the Subject Shares as a result of, or in connection with, the enforcement by the pledgee of its security interest in the Subject Shares must be in a transaction that (x) is either registered under the Securities Act or exempt from registration under the Securities Act, and (y) results in the Subject Shares not being Restricted Securities in the hands of the transferee beneficial owner (for the avoidance of doubt any Subject Shares offered, sold or otherwise transferred that are subject in the hands of the transferee beneficial owner to any limitation on sale into the U.S. or to U.S. persons (e.g., under Rule 903 of Regulation S) shall be deemed Restricted Securities).

5.	The Shareholder will not deposit, or cause or permit to be deposited, the Subject Shares into the ADR Program so long as the Subject Shares are, and the ADSs issuable upon deposit of the Subject Shares will be, Restricted Securities (except upon terms contemplated in Section 2.14 of the Deposit Agreement).

6.	The Shareholder agrees to provide to the Company and the Depositary such information and such confirmations available to the Shareholder about the Shareholder, the Conversion, the Subject Shares, each Pledge (if any), the agreements, representations, warranties and covenants of the Shareholder herein, and the acknowledgments of each broker specified herein, that the Company and/or the Depositary may reasonably request in connection with any law, court, regulator or legal process applicable in connection with the management and operation of the ADR Program as pertains to the Subject Shares. The Company and the Depositary will each treat such information and confirmations as confidential, provided that the Company and/or the Depositary may disclose any such information as required by any law, court, regulator or legal process.

7.	The Shareholder understands, and has informed each relevant broker in writing, that nothing contained herein, in the Deposit Agreement or the HK Letter Agreement (i) obligates the Depositary to accept the Subject Shares for deposit into the ADR Program and to issue ADSs in respect thereof, and (ii) gives the Shareholder, any broker or any other pledgee of, or interest holder in, the Subject Shares the right to deposit the Subject Shares into the ADR Program and to receive ADSs in respect thereof.

8.	Prior to the Conversion, the Shareholder will inform each relevant broker in writing, and each such broker will be required to acknowledge in writing to the Shareholder (and the Shareholder will provide a copy thereof to each of the Company and the Depositary) with respect to the Subject Shares deposited with such broker (the “Relevant Shares”') that:

a.	The Shareholder is considered an “affiliate” of the Company under the Securities Act,

b.	The Shareholder is a [person other than a] “U.S. person” (as defined in Regulation S) under the Securities Act and is located outside the United States (as defined in Regulation S),

c.	The Relevant Shares may not be offered for sale, sold or otherwise transferred (including, without limitation, any transfer by such broker as pledgee of the Relevant Shares pursuant to a Pledge) in a transaction or series of transactions constituting a “sale” for the purposes of Section 5 of the Securities Act except in transactions that are either registered under the Securities Act or exempt from registration under the Securities Act,

d.	The Relevant Shares owned by the Shareholder may not be deposited into the ADR Program so long as the Relevant Shares are, and the ADSs issuable upon deposit will be, Restricted Securities (except upon terms contemplated in Section 2.14 of the Deposit Agreement) and nothing contained in the Deposit Agreement obligates the Depositary to accept the Relevant Shares for deposit into the ADR Program and to issue ADSs in respect thereof and

e.	The Shareholder may be required to provide to the Company and the Depositary such information and such confirmations available to the Shareholder about the Relevant Shares, the account maintained with such broker, any Pledge of the Relevant Shares and the related financing, and the acknowledgement of such broker contained herein, that the Company and/or the Depositary may reasonably request in connection with any law, court, regulator or legal process applicable in connection with the management and operation of the ADR Program as pertains to the Relevant Shares.

9.	[The Shareholder has caused this letter of undertaking to be executed and delivered by (a) person(s) thereunto duly authorized and this letter of undertaking is the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder upon its terms.] [Note: Not applicable to individuals]

This letter of undertaking shall be interpreted in accordance with, and all the rights and obligations hereunder and provisions hereof shall be governed by, the laws of the State of New York.

The Shareholder agrees that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of, or in connection with, this letter of undertaking and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.

The Shareholder irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of, or in connection with, this letter of undertaking, and any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided above, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The Shareholder further irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, this letter of undertaking.

The rights and obligations contained in this letter of undertaking shall survive the modification, termination or expiration of the Deposit Agreement and the HK Letter Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Shareholder has caused this letter of undertaking to be executed and delivered by an officer thereunto duly authorized.

[_______________]

By: ____________________________

       Name:

       Title:

Agreed and Accepted:

Alibaba Group Holding Limited

By:  ____________________________

        Name:

        Title:

Agreed and Accepted:

Citibank, N.A., as ADR Depositary

By:  ____________________________

        Name:

        Title: